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                                                                    EXHIBIT 5


                       TESTA, HURWITZ & THIBEAULT
                            ATTORNEYS AT LAW

                    EXCHANGE PLACE, 53 STATE STREET
                    BOSTON, MASSACHUSETTS 02109-2809

                                    January 21, 1994


 Digital Equipment Corporation
 146 Main Street
 Maynard, Massachusetts 01754

 Ladies and Gentlemen:

     This opinion is being delivered in connection with the registration under the Securities Act of 1933 by Digital Equipment Corporation, a Massachusetts corporation ("Digital" or the "Corporation"), of: (a) shares of its Preferred Stock, par value $1.00 per share ("Preferred Stock"), in one or more series; (b) unsecured debt securities ("Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"),
(c) depositary shares of the Corporation (the "Depositary Shares");
(d) warrants to purchase capital stock or Debt Securities of the Corporation or securities of another entity held by Digital (the "Warrants") (the Debt Securities, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to herein as the "Securities") having an aggregate initial public offering price of up to $1,000,000,000 (or the equivalent in one or more foreign currencies or currency units) pursuant to a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange
Commission.   Capitalized terms not otherwise defined herein will
have the meanings  set forth in the Registration Statement.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following: (a) the Restated Articles of Organization of the Corporation, as amended (the "Restated Articles"); (b) the By-laws of the Corporation, as amended; (c) the Indenture relating to the Senior Debt Securities (the "Senior Indenture") between the Corporation and Citibank, N.A. (the "Senior Trustee"); (d) the proposed Form of Indenture relating to the Subordinated Debt Securities (the "Subordinated Indenture") between the Corporation and Bankers Trust Company (the "Subordinated Trustee"); (e) the proposed Form of Deposit Agreement (the "Deposit Agreement"); (f) the proposed Form of Standard Debt Securities Warrant Agreement; and
(g) the proposed Form of Standard Common Stock/Exchange Securities Warrant Agreement.

     Based upon the foregoing, we are of the opinion that:

     1. Digital is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

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 Digital Equipment Corporation
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 January 21, 1994

     2. Assuming that: (a) a valid certificate of designations fixing the preferences, voting powers, qualifications, and special or relative rights or privileges and limitations of any series of Preferred Stock has been validly authorized by appropriate votes of the Corporation's Board of Directors, or an authorized committee thereof, and executed and filed in accordance with the Restated Articles and applicable law, and any securities initially issuable upon conversion or exchange of the Preferred Stock have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion or exchange; and (b) certificates evidencing the Preferred Stock have been duly executed and delivered against receipt of consideration approved by the Corporation which is not less than the par value of the Preferred Stock, the Preferred Stock and any securities initially issuable upon conversion or exchange of the Preferred Stock, when issued and delivered will be duly authorized, validly issued, fully paid and nonassessable.

     3. Assuming that: (a) the Deposit Agreement has been duly executed and delivered; (b) the applicable amount of Preferred Stock has been deposited with the Depositary; and (c) Depositary Receipts representing the Depositary Shares have been duly executed and delivered in accordance with the Deposit Agreement, and making the same assumptions with respect to the issuance of Preferred Stock set forth in the foregoing paragraph (2), the Depositary Shares will be duly and validly issued and will be entitled to the benefits of the applicable Deposit Agreement.

     4. The Senior Indenture has been duly executed and delivered by the Corporation and the Senior Trustee. Assuming that: (a) the terms of the Senior Debt Securities have been determined in accordance with the Senior Indenture; (b) the Corporation's Board of Directors, or an authorized committee thereof, has authorized the creation, issuance and sale of the Senior Debt Securities; (c) the Senior Debt Securities have been executed and authenticated in accordance with the terms of the Senior Indenture; (d) the Senior Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus Supplement relating thereto and the Senior Indenture, the Senior Debt Securities will constitute legal, valid and binding obligations of the Corporation and will be entitled to the benefits of the Senior Indenture.

     5. Assuming that: (a) the Subordinated Indenture has been duly executed and delivered; (b) the terms of the Subordinated Debt Securities have been determined in accordance with the Subordinated Indenture; (c) the Corporation's Board of Directors, or an authorized committee thereof, has authorized the creation, issuance and sale of the Subordinated Debt Securities and, if necessary, reserved the appropriate number of shares of Common

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 Digital Equipment Corporation
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 January 21, 1994

Stock or securities of another entity held by Digital to be initially issued upon conversion or exchange of the Subordinated Debt Securities, (d) the Subordinated Debt Securities have been executed and authenticated in accordance with the terms of the Subordinated Indenture, and (e) the Subordinated Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus Supplement relating thereto and the Subordinated Indenture, the Subordinated Debt Securities will constitute legal, valid and binding obligations of the Corporation and the shares of Common Stock that may be initially issuable upon the conversion of such Subordinated Debt Securities, when so issued in accordance with the terms of the Subordinated Indenture and the Subordinated Debt Securities, will be validly issued, fully paid and nonassessable.

     6. Assuming that: (a) one or more warrant agreements (incorporating the provisions of the Form of Standard Common Stock/Exchange Securities Warrant Agreement filed as Exhibit 4.8 to the Registration Statement) under which the Warrants to purchase capital stock of the Corporation or securities of another entity held by Digital (the "Equity Warrants") will be issued have been duly executed and delivered by the Corporation and, if applicable, a warrant agent; (b) the terms of the Equity Warrants have been established in accordance with the appropriate warrant agreement;
(c) the Corporation's Board of Directors, or an authorized committee thereof, has authorized the issuance and sale of the Equity Warrants and has reserved an appropriate number of shares of capital stock to be initially issued upon the exercise of the Equity Warrants and has authorized the sale of any securities of another entity held by Digital; (d) the certificates representing Equity Warrants have been executed and authenticated in accordance with the terms of the appropriate warrant agreement; and (e) the Equity Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus Supplement relating thereto and the appropriate warrant agreement, the Equity Warrants will constitute legal, valid and binding obligations of the Corporation and the shares of capital stock of the Corporation that may be initially issuable upon the exercise of such warrants, when so issued in accordance with the terms of the appropriate warrant agreement and against payment of the exercise price or other consideration set forth therein, will be validly issued, fully paid and nonassessable.

     7. Assuming that: (a) one or more warrant agreements (incorporating the provisions of the Form of Standard Debt Securities Warrant Agreement filed as Exhibit 4.7 to the Registration Statement) under which the Warrants to purchase Debt Securities (the "Debt Warrants") will be issued have been duly executed and delivered by the Corporation and, if applicable, a

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 Digital Equipment Corporation
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 January 21, 1994

warrant agent, (b) the terms of the Debt Warrants have been established in accordance with the appropriate warrant agreement;
(c) the Corporation's Board of Directors, or an authorized committee thereof, has authorized the issuance and sale of the Debt Warrants and has established the terms of the Debt Securities to be issued upon exercise of the Debt Warrants; (d) the certificates representing the Debt Warrants have been executed and authenticated in accordance with the terms of the appropriate warrant agreement; and (e) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus Supplement relating thereto and the appropriate warrant agreement, and making the same assumptions with respect to the issuance of Debt Securities set forth in the foregoing paragraphs (4) and (5), the Debt Warrants will constitute legal, valid and binding obligations of the Corporation and the Debt Securities that may be issuable upon the exercise of such Debt Warrants, when so issued in accordance with the terms of the appropriate warrant agreement (against payment of the exercise price or other consideration set forth therein) and executed and authenticated in accordance with the terms of the Senior Indenture or the Subordinated Indenture, as the case may be, will constitute legal, valid and binding obligations of the Corporation.

     In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement has been declared effective and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the conversion of such security into another security, nor the exercise of any right under such Security to acquire another security, nor the compliance by the Corporation with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

     In addition, we express no opinion as to: (i) the effect of applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights; (ii) the effect of any general principles of equity; and (iii) the legality of any security issued by an entity other than the Corporation.

      This opinion is limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America, without reference to choice of law provisions.


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 Digital Equipment Corporation
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 January 21, 1994

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and any prospectus supplement under the heading "Legal Matters".

                               Very truly yours,


                               TESTA HURWITZ & THIBEAULT